Exhibit 99.1

News Announcement                                                                                      For Immediate Release

NEXSTAR BROADCASTING SECOND QUARTER NET
REVENUE RISES 42.0% TO A RECORD $126.2 MILLION

- Net Revenue Growth Drives Record 2Q Operating Income of $28.2 Million,
Adjusted EBITDA of $42.9 Million, and Free Cash Flow of $20.5 Million -

Irving, TX – August 7, 2013 – Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) (“Nexstar”) today reported record financial results for the second quarter and six months ended June 30, 2013 as summarized below:

Summary 2013 Second Quarter Highlights

($ in thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	Change	2013	2012	Change
Local Revenues	$66,731	$47,359	+40.9%	$126,665	$92,792	+36.5%
National Revenues	$28,575	$18,829	+51.8%	$51,950	$36,235	+43.4%
Local and National Core Revenue	$95,306	$66,188	+44.0%	$178,615	$129,027	+38.4%

Political Revenues	$1,823	$5,982	(69.5)%	$2,585	$8,776	(70.5)%
e-Media Revenue	$7,665	$4,426	+73.2%	$14,165	$8,559	+65.5%
Retransmission Fee Revenue	$24,922	$15,283	+63.1%	$48,718	$29,779	+63.6%
Management Fee Revenue	$0	$0	-	$0	$1,961	(100.0)%
Network Comp, Other	$1,099	$834	+31.8%	$2,224	$1,626	+36.8%
Trade and Barter Revenue	$7,874	$5,473	+43.9%	$15,292	$10,461	+46.2%
Gross Revenue	$138,689	$98,186	+41.3%	$261,599	$190,189	+37.5%
Less Agency Commissions	$12,478	$9,322	+33.9%	$23,183	$17,683	+31.1%
Net Revenue	$126,211	$88,864	+42.0%	$238,416	$172,506	+38.2%

Gross Revenue Excluding Political Revenue	$136,866	$92,204	+48.4%	$259,014	$181,413	+42.8%

Income from Operations	$28,192	$23,463	+20.2%	$46,010	$40,968	+12.3%

Broadcast Cash Flow(1)	$49,825	$39,668	+25.6%	$89,622	$73,718	+21.6%
Broadcast Cash Flow Margin(2)	39.5%	44.6%		37.6%	42.7%

Adjusted EBITDA(1)	$42,946	$34,549	+24.3%	$76,010	$63,185	+20.3%
Adjusted EBITDA Margin(2)	34.0%	38.9%		31.9%	36.6%

Free Cash Flow(1)	$20,464	$19,338	+5.8%	$30,626	$32,023	(4.4)%

(1)	Definitions and disclosures regarding non-GAAP financial information are included on page 4, while reconciliations are included on page 7.
(2)	Broadcast cash flow margin is broadcast cash flow as a percentage of net revenue. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenue.

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Nexstar Broadcasting Group Q2 2013 Results, 8/7/13

CEO Comment
Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “Nexstar’s growth and operating momentum is accelerating in 2013 and we remain confident that continued year-over-year growth in all of our non-political revenue sources in the second half of the year will result in record annual revenue and free cash flow.  Reflecting contributions from recently completed acquisitions as well as our focus on managing operations for current cash flow and future growth, all of our non-political revenue sources posted significant second quarter increases leading to record second quarter net revenue, adjusted EBITDA and free cash flow.  Nexstar’s year-to-date results and contributions from new stations are as expected and we look forward to the completion later this year of the accretive acquisition of nineteen television stations which was announced in April.

“During the second quarter, the successful integration of recently acquired stations combined with ongoing initiatives to leverage our targeted localism, content and advertiser relationships drove a 42.0% rise in net revenue, more than offsetting the $4.2 million year-over-year decline in political advertising revenue.  Excluding political advertising revenue and including results from our recent acquisitions, second quarter station revenue grew 48.4%, reflecting core television ad revenue growth, a significant rise in retransmission consent revenues and our 26th consecutive quarter of e-Media revenue increases.  Nexstar’s ongoing revenue diversification is reflected in the growth in total second quarter retransmission fee and e-Media revenue which rose 65.3% to $32.6 million, and accounted for 26% of 2013 second quarter net revenue, compared to 22% of net revenue in the year-ago period and 17% of net revenue in the 2011 second quarter.

“While financial results are benefiting from the operating contributions and expected synergies related to the 18 television stations acquired in the fourth quarter of 2012 and first quarter of 2013, as previously indicated, we incurred one-time legal, accounting, professional and other expenses related to recent strategic activity.  These items totaled approximately $1.25 million in the quarter, with approximately $0.95 million of this amount in corporate expense and the remainder in station operating expense.  Although the one-time expenses impacted earnings and cash flows, second quarter 2013 BCF and adjusted EBITDA grew 25.6% and 24.3%, respectively.  Highlighting the value of our platform building and revenue diversification strategies, second quarter 2013 free cash flow was up over 100% from the second quarter of 2011, the previous non-political period, and by nearly 6% compared to last year.

“Consistent with our long-term strategic objective to target expansion opportunities through accretive transactions that expand our revenue, scale and operating base, during the second quarter Nexstar and Mission Broadcasting, Inc. (“Mission”) entered into a stock purchase agreement to acquire nineteen television stations and seven associated digital sub-channels in ten markets for $270 million from Communications Corporation of America and White Knight Broadcasting.  When completed later this year, these stations will add seven duopolies to our operating base and the transaction will expand our geographic diversity and scale to 91 stations in 48 markets of which 33 will be duopoly markets.

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Nexstar Broadcasting Group Q2 2013 Results, 8/7/13

“The long-term value being created from our platform building, revenue diversification and capital structure strategies is evident in the economic benefits of this transaction as we expect to generate $100 million in additional net revenue and over $50 million in annual incremental broadcast cash flow beginning in 2014.  On a pro forma basis, the transaction is anticipated to add $1 per share in free cash flow with Nexstar’s total pro forma free cash flow expected to rise to over $300 million over the 2014/2015 cycle.  This would amount to average pro-forma free cash flow of approximately $5.00 per share per year in the 2014/2015 period.

“In summary, Nexstar’s ongoing operating execution and discipline in managing costs, combined with select accretive station transactions have positioned the Company to achieve record revenue and free cash flow in 2013 and beyond.   At the same time, our focus on the capital structure and cost of capital have positioned Nexstar with the financial flexibility to further consolidate mid-sized markets and return capital to shareholders while maintaining a favorable leverage profile, which, pro-forma for the completion of all announced transactions is expected to result in a total leverage ratio of approximately 3.5 times at year-end 2014.”

Secondary Offering of Common Stock by Selling Stockholders
During the first quarter of 2013, selling stockholders, funds affiliated with ABRY Partners, LLC, completed the sale of 3.45 million shares of the Company’s Class A common stock which followed their fourth quarter 2012 sale of 9.2 million shares of the Company’s Class A common stock.  Effective May 7, 2013, Nexstar’s Class B common stockholders converted all of the 4.25 million outstanding Class B common stock into an equal number of Class A common stock, of which 3.9 million shares were held by ABRY. During the second quarter of 2013, selling stockholders, funds affiliated with ABRY Partners, LLC, completed the sale of 3.9 million shares of the Company’s Class A common stock and Nexstar concurrently repurchased 365,384 shares, which were used for stock option exercises in the second quarter of 2013.  The Company did not sell any shares in the offerings and did not receive any proceeds from the offerings.  As a result of these transactions, no Class B common stock is outstanding and ABRY Partners no longer has an ownership interest in Nexstar.

Dividends
On July 26, 2013 the Board of Directors declared Nexstar’s third quarterly cash dividend of $0.12 per share of its Class A common stock which will be paid on August 30, to shareholders of record on August 16.

Credit Facility Amendments
On June 28, 2013, Nexstar and Mission entered into amendments to each of their senior secured credit facilities.  The amendments provided commitments for incremental term loan facilities available to Nexstar of $144.0 million and to Mission of $90.0 million, subject to reallocation of up to $18.0 million for the benefit of an independent third party, who will acquire two television stations, pursuant to the transaction announced on April 24, 2013 and the terms of the amended credit agreements.  On June 28, 2013, Nexstar received initial proceeds of $50.0 million under its incremental term loan facility, which was partially used to repay $27.0 million outstanding revolving loans.  The remainder will be used for general corporate purposes.

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Nexstar Broadcasting Group Q2 2013 Results, 8/7/13

The consolidated total debt of Nexstar, its wholly owned subsidiaries, and Mission (collectively, the “Company”) at June 30, 2013, was $994.3 million and senior secured debt was $744.3 million.  The Company’s total net leverage ratio at June 30, 2013 was 4.69x compared to a total permitted leverage covenant of 7.25x.  The Company’s first lien net indebtedness ratio at June 30, 2013 was 1.87x compared to the covenant maximum of 3.50x.

The table below summarizes the Company’s debt obligations:

($ in millions)	6/30/13	12/31/12
First Lien Revolvers	$27.0	$-
First Lien Term Loans	$397.4	$288.2
8.875% Senior Second Lien Notes due 2017	$319.9	$319.4
6.875% Senior Notes due 2020	$250.0	$250.0
Total Debt	$994.3	$857.6

Cash on hand	$45.6	$69.0

Second Quarter Conference Call
Nexstar will host a conference call at 10:30 a.m. ET today.  Senior management will discuss the financial results and host a question and answer session.  The dial in number for the audio conference call is 719/325-2435, conference ID 5199159 (domestic and international callers).  In addition, a live audio webcast of the call will be accessible to the public on Nexstar’s web site, www.nexstar.tv and a recording of the webcast will be archived on the site for 90 days following the live event.

Definitions and Disclosures Regarding non-GAAP Financial Information
Broadcast cash flow is calculated as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter) and loss (gain) on asset disposal, net, minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), loss (gain) on asset disposal, net, and non-cash stock option expense, less payments for broadcast rights, cash interest expense, capital expenditures and net cash income taxes.

Broadcast cash flow, adjusted EBITDA and free cash flow results are non-GAAP financial measures.  Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs.  Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

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Nexstar Broadcasting Group Q2 2013 Results, 8/7/13

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

About Nexstar Broadcasting Group, Inc.
Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, e-MEDIA, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 72 television stations and 17 related digital multicast signals reaching 41 markets or approximately 12.1% of all U.S. television households. Nexstar’s portfolio includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV, The CW, Telemundo, Me-TV, LATV, and Bounce TV, the nation’s first over-the-air broadcast television network programmed for African-American audiences and one independent station. Nexstar’s 43 community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Assuming completion of all announced transactions, Nexstar will own, operate, program or provide sales and other services to 91 stations and 20 related digital multicast signals in 48 markets reaching approximately 13.9% of all U.S. television households.

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions.  For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.  Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release.  For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter	Joseph Jaffoni, Jennifer Neuman
Chief Financial Officer	JCIR
Nexstar Broadcasting Group, Inc.	212/835-8500 or nxst@jcir.com
972/373-8800

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Nexstar Broadcasting Group Q2 2013 Results, 8/7/13

Nexstar Broadcasting Group, Inc.
Condensed Consolidated Statements of Operations - UNAUDITED
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Net revenue	$126,211	$88,864	$238,416	$172,506

Operating expenses: (income):
Station direct operating expenses, net of trade, depreciation and amortization	34,408	19,941	66,999	40,511
Selling, general, and administrative expenses net of depreciation and amortization	30,691	22,014	59,451	43,728
(Gain) loss on asset disposal, net	(5)	(2)	2	(21)
Trade and barter expense	7,608	5,041	14,965	10,036
Corporate expenses	6,879	5,119	13,612	10,533
Amortization of broadcast rights, excluding barter	3,311	2,062	6,280	4,173
Amortization of intangible assets	6,914	5,511	14,904	11,115
Depreciation	8,213	5,715	16,193	11,463
Total operating expenses	98,019	65,401	192,406	131,538
Income from operations	28,192	23,463	46,010	40,968

Interest expense, net	(16,903)	(12,574)	(33,452)	(25,483)
Loss on extinguishment of debt	-	(497)	-	(497)
Other Expense	(84)	-	(168)	-
Income before income taxes	11,205	10,392	12,390	14,988
Income tax expense	(4,838)	(1,574)	(5,318)	(3,154)

Net income	$6,367	$8,818	$7,072	$11,834

Basic net income per share	$0.22	$0.31	$0.24	$0.41
Basic weighted average number of shares outstanding	29,604	28,875	29,533	28,841

Diluted net income per share	$0.20	$0.29	$0.23	$0.39
Diluted weighted average number of shares outstanding	31,325	30,341	31,189	30,490

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Nexstar Broadcasting Group Q2 2013 Results, 8/7/13

Nexstar Broadcasting Group, Inc.
Reconciliation of Broadcast Cash Flow and Adjusted EBITDA (Non-GAAP Measures)
UNAUDITED
 (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Broadcast Cash Flow and Adjusted EBITDA:	2013	2012	2013	2012

Income from operations:	$28,192	$23,463	$46,010	$40,968
Add:
Depreciation	8,213	5,715	16,193	11,463
Amortization of intangible assets	6,914	5,511	14,904	11,115
Amortization of broadcast rights, excluding barter	3,311	2,062	6,280	4,173
(Gain) loss on asset disposal, net	(5)	(2)	2	(21)
Corporate expenses	6,879	5,119	13,612	10,533

Less:
Payments for broadcast rights	3,679	2,200	7,379	4,513

Broadcast cash flow	49,825	39,668	89,622	73,718

Less:
Corporate expenses	6,879	5,119	13,612	10,533

Adjusted EBITDA	$42,946	$34,549	$76,010	$63,185

Nexstar Broadcasting Group, Inc.
Reconciliation of Free Cash Flow (Non-GAAP Measure)
UNAUDITED
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Free Cash Flow:	2013	2012	2013	2012

Income from operations:	$28,192	$23,463	$46,010	$40,968

Add:
Depreciation	8,213	5,715	16,193	11,463
Amortization of intangible assets	6,914	5,511	14,904	11,115
Amortization of broadcast rights, excluding barter	3,311	2,062	6,280	4,173
Loss on asset disposal, net	(5)	(2)	2	(21)
Non-cash stock option expense	499	211	994	428

Less:
Payments for broadcast rights	3,679	2,200	7,379	4,513
Cash interest expense	16,054	11,822	31,772	23,904
Capital expenditures	5,703	3,121	12,483	7,164
Cash income taxes, net of refunds	1,224	479	2,123	522

Free cash flow	$20,464	$19,338	$30,626	$32,023

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